UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                            January 3, 2013

CHINA LOGISTICS GROUP, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31497	65-1001686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23F. Gutai Beach Building No. 969, Zhongshan Road (South), Shanghai, China	200011
(Address of principal executive offices)	(Zip Code)

86-21-63355100
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On January 3, 2013, the Board of Directors of China Logistics Group, Inc. (the "Company") issued 10,000,000 shares of its unregistered common stock, par value $0.001 per share to Mr. Wei Chen, the Company’s Chief Executive Officer. Of these shares, 5,000,000, valued at $15,000 as of the market price, were for Mr. Chen’s compensation as the Company’s CEO during its fiscal year 2012, and 5,000,000 are for his compensation as the Company’s CEO for services to be provided during its fiscal year 2013. Accordingly the company has 52,556,055 shares outstanding as of February 19, 2013.

These shares of the Company’s common stock were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. In addition, the recipient is a sophisticated investor and had access to information normally provided in a prospectus regarding us. In addition, the recipient of these shares had the necessary investment intent as required by Section 4(2) since he agreed to allow the Company to include a legend on the shares stating that such shares are restricted pursuant to Rule 144 of the Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA LOGISTICS GROUP, INC.

Date: February 19, 2013	By:	/s/ Wei Chen
Wei Chen, Chairman and Chief Executive Officer (principal executive officer)